     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1999

                                                 REGISTRATION NO. 33-57920
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 7
                                  ON FORM S-3
                                       TO

                                    FORM F-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                    POTASH CORPORATION OF SASKATCHEWAN INC.
             (Exact name of Registrant as specified in its charter)
                            ------------------------

      Saskatchewan, Canada                                   N/A
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification No.)

                             122 - 1st Avenue South
                    Saskatoon, Saskatchewan, Canada S7K 7G3
                                  306-933-8500
   (Address and telephone number of Registrant's principal executive offices)
                            ------------------------

                              Charles E. Childers
                    Potash Corporation of Saskatchewan Inc.
                             122 - 1st Avenue South
                    Saskatoon, Saskatchewan, Canada S7K 7G3
                                  306-933-8500
           (Name, address and telephone number of agent for service)
                            ------------------------

      The Commission is requested to send copies of all communications to:

          Craig B. Brod, Esq.                                     Leslie W. Prosser, Q.C.
  Cleary, Gottlieb, Steen & Hamilton                                Robertson Stromberg
           One Liberty Plaza                                     600, 105 21st Street East
     New York, New York 10006-1470                        Saskatoon, Saskatchewan, Canada S7K 0B3

                            ------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered in connection with dividend or interest reinvestment plans, please check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

     Securities registered: Common shares authorized for sale under the Dividend Reinvestment Plan.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                    POTASH CORPORATION OF SASKATCHEWAN INC.

                                 COMMON SHARES

                           DIVIDEND REINVESTMENT PLAN

     This prospectus relates to the offering by Potash Corporation of Saskatchewan Inc. to holders of its common shares of the right to participate in its Dividend Reinvestment Plan. The Dividend Reinvestment Plan allows shareholders to reinvest cash dividends on common shares in newly issued common shares at market value, without brokerage commissions.

     NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is April 28, 1999.

     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or to buy only the common shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Enforcement of Civil Liabilities............................    2
Additional Information and Incorporation by Reference.......    3
The Company.................................................    4
The Plan....................................................    4
Certain Income Tax Considerations...........................    6
Use Of Proceeds.............................................    7
Legal Matters...............................................    7
Experts.....................................................    7
Indemnification.............................................    7

                        ENFORCEMENT OF CIVIL LIABILITIES

     Potash Corporation of Saskatchewan Inc. (the "Company") is incorporated under the laws of the Province of Saskatchewan. Most of our directors and officers (and our independent chartered accountants) reside outside the United States (in Canada). Substantially all of the assets of these persons are located outside the United States. It may not be possible for investors to effect service of process within the United States upon these persons or to enforce against the Company or these persons judgments obtained in the U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. The Company has been advised by its Canadian counsel, Robertson Stromberg, that there is some doubt as to the enforceability in Canada in original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated upon the federal securities laws of the United States.

             ADDITIONAL INFORMATION AND INCORPORATION BY REFERENCE

     The Company must comply with the U.S. Securities Exchange Act of 1934 (the "Exchange Act"). Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the "SEC") (Commission File Number 1-10351). You may read and copy any reports, proxy statements or other information we file at the SEC's public reference rooms, including its public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 800-SEC-0330 for further information on its public reference rooms. You may also access our SEC filings at the SEC's Internet site (http://www.sec.gov). In addition, we file reports and other information with the New York Stock Exchange, where our common shares are listed. You may read these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the common shares offered under the Dividend Reinvestment Plan. It does not repeat important information that you can find in our registration statement, reports and other documents that the we file with the SEC. The SEC allows us to "incorporate by reference", which means that we can disclose important information to you by referring you to other documents which are legally considered to be a part of this prospectus. These documents are as follows:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

     2. The Company's Registration Statement on Form 8-A, dated September 28, 1989, as amended on December 16, 1994; and

     3. All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

     WE WILL PROVIDE ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER OF COMMON SHARES, COPIES OF ANY OF THE ABOVE DOCUMENTS FREE OF CHARGE. YOU MAY OBTAIN THESE DOCUMENTS BY CONTACTING THE COMPANY'S SECRETARY BY MAIL OR TELEPHONE AT 122 - 1ST AVENUE SOUTH, SASKATOON, SASKATCHEWAN, CANADA S7K 7G3 ((306) 933-8500). OUR SEC FILINGS ARE ALSO AVAILABLE FROM OUR INTERNET WEBSITE AT HTTP://WWW.POTASHCORP.COM.

     As you read the above documents, you may find some differences in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. You should rely only on the information contained in this document or incorporated by reference. We have not authorized anyone to provide you with information that is different.

                                  THE COMPANY

     The Company is one of the world's largest integrated fertilizer and related industrial and feed products companies. The Company's common shares (the "Shares") are listed on The Toronto Stock Exchange and The Montreal Exchange in Canada and the New York Stock Exchange in the United States. Our principal executive offices are located at 122 - 1st Avenue South, Saskatoon, Saskatchewan, Canada S7K 7G3, and our telephone number is (306) 933-8500.

     In this prospectus, the "Company" refers to Potash Corporation of Saskatchewan Inc. and its subsidiaries, unless the context otherwise requires.

                                    THE PLAN

     The Dividend Reinvestment Plan (the "Plan") allows shareholders of the Company to reinvest cash dividends on Shares and obtain newly issued Shares directly from the Company at the Market Value per Share, which is defined below under "Number of Shares".

PARTICIPATION

     You may become a participant in the Plan (a "Participant") if you are a shareholder registered in the records of the Company. If you are a beneficial owner of Shares that are not registered in your name, you may become a Participant by having the Shares transferred into your name or you may arrange for the record holder to participate in the Plan on your behalf.

     As a Participant, you may reinvest cash dividends paid on all or a portion of your Shares, less any applicable withholding tax, in newly issued Shares. Participation commences on the dividend record date following receipt by CIBC Mellon Trust Company (the "Agent") of a duly completed form relating to participation. Participation continues concerning Shares included in the Plan unless and until participation is terminated pursuant to the Plan.

     If you have any questions about the Plan, please contact the Agent at: CIBC Mellon Trust Company, 1080 2002 Victoria Avenue, Regina, Saskatchewan, Canada S4P 0R7 ((306) 751-7550).

NUMBER OF SHARES

     The number of Shares to which a Participant is entitled, in connection with a cash dividend on Shares subject to the Plan, is determined by dividing the aggregate cash dividend on such Shares, less any applicable withholding tax, by the Market Value per Share. "Market Value per Share" is the average of the per Share closing sales prices for board lots of Shares on the Toronto Stock Exchange and for round lots of Shares reported in the New York Stock Exchange -- Consolidated Trading for the five trading days immediately prior to the dividend payment date. For a Participant whose registered address is in Canada, Market Value per Share is expressed in Canadian dollars; for other Participants, in United States dollars. In the calculations, currency conversions are made at the Bank of Canada noon rates of exchange on the trading days.

     The Agent will credit the account of each Participant, as of each dividend payment date, with the number of newly issued Shares, including, if applicable, a fraction of a Share calculated to three decimal places, to which the Participant becomes entitled.

     Shares, including fractions of Shares, acquired under the Plan are, in turn, subject to the Plan, until Participation is terminated pursuant to the Plan.

STATEMENTS OF ACCOUNT

     The Agent will maintain an account for each Participant relating to the Participant's Shares subject to the Plan and will mail a statement of account to each Participant after each dividend payment. This statement will set forth the cash dividends paid on the Shares subject to the Plan, the withholding taxes if applicable, the number of newly issued Shares, including fractions, resulting from reinvestment of the net dividends, the purchase price per Share and the total number of Shares, including fractions, subject to the Plan, credited to the account of the Participant.

CERTIFICATES FOR SHARES

     As a Participant, you may at any time obtain a certificate for any number of whole Shares subject to the Plan credited to your account (not represented by an outstanding certificate) by written request to the Agent.

VOTING OF SHARES

     As a Participant, you may direct the voting of whole Shares held for you in connection with any meeting of the shareholders of the Company. A fractional Share does not carry the right to vote.

SALE OR OTHER TRANSFER OF SHARES

     To sell or otherwise transfer Shares credited to a Participant's account, the Participant must obtain a certificate representing such Shares. A certificate may only be issued for a whole number of Shares. The Company will not recognize a pledge of, or other encumbrance against, the Shares credited to an account under the Plan for which a certificate has not been issued. If a Participant transfers a portion of Shares registered in the Participant's name in connection with a sale or otherwise, the transfer will be deemed, in the absence of written instructions to the contrary, to have been made first out of the Shares, if any, which are not subject to the Plan.

TERMINATION OF PARTICIPATION

     As a Participant, you may, at any time by written notice to the Agent, terminate participation as to all or a portion of your Shares subject to the Plan. Subsequent dividends on the Shares being withdrawn will be paid in cash and not reinvested in Shares. Participation in the Plan will terminate automatically upon receipt by the Agent of written notice of the death of a Participant.

     When participation terminates, a certificate for the appropriate number of whole Shares will be issued and mailed to the terminated Participant with a check for the market value of any fraction of a Share, calculated by the Company or the Agent pursuant to any reasonable method. In general, the termination will be effective when a notice of termination is received by the Agent. However, if the notice of termination is received after a dividend record date but on or before the related dividend payment date, the termination will be effective on the business day immediately following the dividend payment date.

ADMINISTRATION AND COSTS

     The Agent will administer the Plan and the Company will bear all costs of administration.

RESPONSIBILITY OF THE COMPANY AND THE AGENT

     The Company and the Agent will not be liable under the Plan for any act or omission made in good faith.

AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

     The Company has the right to amend, suspend or terminate the Plan at any time. However, any of these actions will not have any retroactive effect in connection with cash dividends previously reinvested. Written notice of any action by the Company affecting the Plan will be sent to each Participant. If the Plan is terminated, a certificate for the appropriate number of whole Shares will be issued and mailed to each Participant with a check for the proceeds of sale of any fraction of a Share.

                       CERTAIN INCOME TAX CONSIDERATIONS

     The following summary is of a general nature and is not intended to be, nor should it be construed to be, legal or tax advice to any Participant in the Plan. This discussion does not purport to deal with all aspects of Canadian and U.S. federal income taxation that may be relevant to Participants in the Plan and does not take into account Canadian provincial or territorial tax laws, U.S. state or local tax laws, or tax laws of jurisdictions outside of Canada and the United States. The following is based upon the tax laws of Canada and the United States as in effect on the date of this prospectus, which are subject to change. Participants should consult their own tax advisers with respect to their particular circumstances.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     The following summarizes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Act") generally applicable to participation in the Plan by a Participant who (i) throughout the period during which the Participant owns Shares, is not resident in Canada for purposes of the Act and is a resident of the United States for purposes of the Canada-United States Income Tax Convention (the "Convention"), (ii) holds Shares as capital property, (iii) deals at arm's length with the Company, (iv) does not use or hold, and is not deemed to use or hold, such Shares in, or in the course of, carrying on a business or providing independent personal services in Canada, and (v) does not own (or is not treated as owning) 10% or more of the outstanding voting shares of the Company (a "U.S. Participant").

     Dividends paid or credited on Shares owned by a U.S. Participant and designated for reinvestment under the Plan will be subject to Canadian withholding tax under the Act at a rate of 25% on the gross amount of the dividends. The rate of withholding tax generally is reduced under the Convention to 15% where the U.S. Participant is the beneficial owner of the dividends. The Convention generally provides an exemption from Canadian income tax for dividends earned by (i) certain U.S. exempt organizations (such as educational and charitable organizations), and (ii) certain entities and other arrangements (including pension funds and individual retirement accounts) that generally are exempt from United States income taxation and that are operated exclusively to administer or provide employee benefits.

     A gain realized by a U.S. Participant on a disposition or deemed disposition of Shares generally will not be subject to tax under the Act unless such Shares constitute taxable Canadian property within the meaning of the Act. Even if such Shares constituted taxable Canadian property, such gain generally will be exempt from Canadian income tax under the Convention as long as the value of the Shares is not derived principally from real property situated in Canada.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following summarizes the principal U.S. federal income tax considerations applicable to a U.S. Participant in the Plan. This summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to a particular U.S. Participant's decision to participate in the Plan.

     Prospective U.S. Participants should consult their own advisers regarding the tax consequences of the Plan, including, in particular, the effect of any state, local or other national laws.

     A U.S. Participant generally will recognize foreign source dividend income in an amount equal to the U.S. dollar equivalent of the sum of the fair market value of the Shares purchased with reinvested dividends on the payment date plus the amount of Canadian withholding tax. Such dividend income will not be eligible for the dividends-received deduction generally provided to corporations receiving dividends from certain U.S. corporations. Canadian withholding tax at the applicable Convention rates will be treated as a foreign income tax. In general, a U.S. Participant may elect to claim either a deduction or, subject to generally applicable limitations, a credit for foreign income taxes in computing its U.S. federal income tax liability.

     Upon a sale or other disposition of Shares, a U.S. Participant generally will recognize gain or loss equal to the difference between the amount realized on such sale or disposition and the adjusted tax basis of such Shares. If Shares are held as capital assets, any such gain or loss will be capital gain or loss.

                                \USE OF PROCEEDS

     The net proceeds from issuance of Shares offered hereby will be added to the general funds of the Company and made available for general corporate purposes. The Company is unable to estimate the aggregate amount of proceeds from Shares which may be purchased under the Plan.

                                 LEGAL MATTERS

     The validity of the Shares issued under the Plan has been passed upon for the Company by Robertson Stromberg, Saskatoon, Saskatchewan, Canada. Certain legal matters as to United States law have been passed upon for the Company by Cleary, Gottlieb, Steen & Hamilton, New York, New York. E. Robert Stromberg, Q.C., a partner of Robertson Stromberg, is a director of the Company.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of Deloitte & Touche LLP, independent chartered accountants, and on their authority as experts in auditing and accounting.

                                INDEMNIFICATION

     Section 119 of The Business Corporations Act (Saskatchewan) authorizes corporations to indemnify past and present directors and officers for liabilities incurred in connection with their services as such (including expenses and settlement payments) if the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative proceeding, if the director or officer had reasonable grounds for believing his or her conduct involved was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification. Section 10.04 of the Company's bylaws requires that the Company indemnify directors and officers to the extent permitted by law. The Company has entered into Agreements of Indemnification with its directors and officers providing for indemnification permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Incremental expenses associated with the Post-Effective Amendment are related primarily to printing and distribution of the prospectus and are estimated to be approximately U.S. $1,300.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 119 of The Business Corporations Act (Saskatchewan) authorizes corporations to indemnify past and present directors and officers for liabilities incurred in connection with their services as such (including expenses and settlement payments) if the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative proceeding, if he or she had reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification. Saskatchewan corporations are statutorily authorized to maintain insurance for directors and officers entitled to indemnification under the standards set forth above.

     The Registrant has in force a Directors' and Officers' Liability Insurance Policy pursuant to which the Registrant, its subsidiaries and their respective officers and directors are insured by the insurer in connection with certain claims made against them, including liabilities arising in respect of securities laws.

     Section 10.04 of the Registrant's Bylaws provides that the Registrant shall indemnify directors and officers to the extent permitted by law.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER
-------
    5     Opinion of Robertson Stromberg concerning legality of the
          securities being registered.*
 23.1     Consent of Deloitte & Touche LLP (independent chartered
          accountants).
 23.2     Consent of Robertson Stromberg is contained in the opinion of counsel filed as Exhibit 5.*
 23.3     Consent of Cleary, Gottlieb, Steen & Hamilton.
   24     Power of Attorney.*

---------------

* Filed previously

ITEM 17.  UNDERTAKINGS

The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement, unless, in the case of paragraphs 1(i) and 1(ii), the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference.

    (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for the purpose of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a)or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Province of Saskatchewan, Canada, on this 28th day of April, 1999.

                                   POTASH CORPORATION OF SASKATCHEWAN INC.

                                   By:        /s/ BARRY E. HUMPHREYS
                                      ------------------------------------------
                                                  BARRY E. HUMPHREYS
                                                SENIOR VICE PRESIDENT

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on the 28th day of April, 1999.

                     SIGNATURE                                                TITLE
                     ---------                                                -----

                         *                                Chairman of the Board and Chief Executive
---------------------------------------------------       Officer
                CHARLES E. CHILDERS

              /s/ BARRY E. HUMPHREYS                      Senior Vice President, Finance and Treasurer
---------------------------------------------------       (Principal Financial and Accounting Officer)
                BARRY E. HUMPHREYS

                         *                                Director
---------------------------------------------------
                ISABEL B. ANDERSON

                         *                                Director
---------------------------------------------------
                 DOUGLAS J. BOURNE

                         *                                Director
---------------------------------------------------
                   DENIS J. COTE

                         *                                Director
---------------------------------------------------
                 WILLIAM J. DOYLE

                         *                                Director
---------------------------------------------------
                 WILLARD Z. ESTEY

                         *                                Director
---------------------------------------------------
                  DALLAS J. HOWE

                         *                                Director
---------------------------------------------------
                 JAMES F. LARDNER

                         *                                Director
---------------------------------------------------
                DONALD E. PHILLIPS

                         *                                Director
---------------------------------------------------
                PAUL J. SCHOENHALS

                         *                                Director
---------------------------------------------------
                  DARYL K. SEAMAN

                     SIGNATURE                                                TITLE
                     ---------                                                -----
                         *                                Director
---------------------------------------------------
                E. ROBERT STROMBERG

                         *                                Director
---------------------------------------------------
                   JACK G. VICQ

                         *                                Director
---------------------------------------------------
                 BARRIE A. WIGMORE

                         *                                Director
---------------------------------------------------
                   PAUL S. WISE

AUTHORIZED REPRESENTATIVE
IN THE UNITED STATES

PCS PHOSPHATE COMPANY, INC.

By    /s/ THOMAS J. WRIGHT

    ----------------------------
          THOMAS J. WRIGHT
             PRESIDENT

                                        *By:     /s/ BARRY E. HUMPHREYS
                                           -------------------------------------
                                               BARRY E. HUMPHREYS, PURSUANT
                                                   TO POWER-OF-ATTORNEY

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   5      Opinion of Robertson Stromberg concerning legality of the
          securities being registered.*
  23.1    Consent of Deloitte & Touche LLP (independent chartered
          accountants).
  23.2    Consent of Robertson Stromberg is contained in the opinion of counsel filed as Exhibit 5.*
  23.3    Consent of Cleary, Gottlieb, Steen & Hamilton.
  24      Power of Attorney.*

---------------

* Filed previously